UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



     Date of report (Date of earliest event reported):  December 3, 2004




                       JONES LANG LASALLE INCORPORATED
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)




      Maryland                      001-13145                 36-4150422
------------------------      --------------------           ---------------
(State or other juris-        (Commission File               (IRS Employer
diction of incorporation)     Number)                        Identification
                                                             No.)




     200 East Randolph Drive, Chicago, IL                       60601
     ------------------------------------                    ----------
    (Address of principal executive office)                  (Zip Code)




Registrant's telephone number, including area code:         (312) 782-5800




                               Not Applicable
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)
















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Item 8.01.  Other Events:  Board of Directors to Put to a Vote of
            Shareholders at 2005 Annual Meeting an Amendment to the Company Charter to Declassify the Board of Directors


      The Board of Directors of Jones Lang LaSalle Incorporated (the "Company") has determined that it will put to a vote of the shareholders of the Company at its 2005 Annual Meeting an amendment of the Company's Articles of Incorporation to declassify the Board of Directors. This would mean that each member of the Board of Directors would stand for election annually, rather than for three-year terms as is currently the case. The declassification would be done in a manner that does not affect the unexpired terms of the Directors who have been previously elected.

      The Board of Directors has resolved to take this action after further consideration of the evolving perspectives and trends with respect to the declassification issue as a matter of corporate governance and in light of the vote of the Company's shareholders at its 2004 Annual Meeting, at which 75.6% of the votes cast (representing 59.6% of the total shares outstanding) were voted in favor of a shareholder proposal to declassify the Board of Directors. The amendment to eliminate the classification feature of the current Articles of Incorporation will require the approval of at least 80% of the total outstanding shares of the Company's Common Stock.














































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                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: December 3, 2004       JONES LANG LASALLE INCORPORATED


                              By:     /s/ Lauralee E. Martin
                                      ------------------------------
                              Name:   Lauralee E. Martin

                              Title:  Executive Vice President and
                                      Chief Financial Officer




















































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